UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006 (November 30, 2006)

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2006, Power Efficiency Corporation (the “Company”) issued and sold units, each unit consisting of two shares of Company common stock and a warrant to purchase one share of common stock, resulting in the sale and issuance of an aggregate of 10,700,008 shares of its common stock and 5,350,004 warrants to purchase its common stock (the “Equity Warrants”), in a private offering (the “Offering”) for $3,210,000 in cash, cancellation of indebtedness and in lieu of compensation owed to certain employees, officers and directors of the Company, all as described in Item 3.02 below. The effective per share purchase price of the common stock was $0.30. In connection with the Offering, the Company must use best efforts to file a registration statement (the “Registration Statement”) to register the common stock issued, as well as those issuable upon exercise of the Equity Warrants, not later than 60 days from the termination of the Offering, and must use its best efforts to have the Registration Statement declared effective not later than 120 days from the termination of the Offering. The Offering will terminate at the earlier of January 31, 2007 or when the Company raises gross proceeds of $4,500,000 under the Offering. The registration obligations of the Company are as set forth in Section 7 of the Securities Purchase Agreement filed as an exhibit hereto. Failure to comply with these registration obligations shall result in the imposition of liquidated damages, requiring the Company to issue to each investor additional shares of Company common stock such that the number of shares of Common Stock included within each unit shall be increased by two percent (2%), up to a maximum additional aggregate percentage amount of twelve percent (12%).

Item 2.03	Creation of a Direct Financial Obligation.

On November 30, 2006, the Company entered into a financing transaction in which the Company issued $2,000,000 of its two year, senior, secured promissory notes (collectively the “Notes”, individually a “Note”). The Notes bear interest of 15% per annum. Interest due under the Notes is payable quarterly, with the principal and final quarterly interest payment becoming due November 30, 2008. The Notes have a first priority security interest in all of the assets of the Company. Upon the occurrence of an “Event of Default” (as defined in the Note, included herein as an exhibit) the holder may, upon written notice to the Company, elect to declare the entire principal amount of the Note then outstanding together with accrued unpaid interest thereon due and payable. Upon receipt of such notice, the Company shall have seven business days to cure the Event of Default, and if uncured on the eighth business day, all principal and interest shall become immediately due and payable. The Company also issued common stock purchase warrants to purchasers of the Notes as part of such transaction.

The $2,000,000 loan consisted of $550,000 from Steven Strasser, the Company’s Chairman, Chief Executive Officer and the Company’s largest beneficial shareholder, $200,000 from Commerce Energy Group, Inc, the Company’s second largest shareholder prior to the Offering, and $1,250,000 from individual investors. $1,450,000 of these Notes came from the exchange of existing promissory notes of the Company.

The Company’s previously issued notes, including $1,464,306 issued on October 27, 2004, $125,000 issued on February 24, 2005 (collectively the “Pali Notes”) and $1,500,000 issued to EMTUCK, LLC, were paid off and such paid off note holders no longer hold a security interest in the Company’s assets.

Item 3.02	Unregistered Sale of Securities.

On November 30, 2006, the Company issued the Notes in the transaction described above, together with 2,500,000 warrants (the “Debt Warrants”) to purchase common stock of the Company to the holders of the Notes. The Debt Warrants have a per share exercise price of $0.40 and expire November 29, 2011. 1,250,000 of the Debt Warrants are exercisable immediately, with the remaining 1,250,000 Debt Warrants becoming exercisable in equal amounts over 24 months beginning December 29, 2006. The common stock issuable upon exercise of the Debt Warrants have piggyback registration rights, and can be included in the Company’s next registration statement. The Debt Warrants have a cashless exercise provision, but only if the registration statement on which the common stock issuable upon exercise of the Debt Warrants is not then effective.

On November 30, 2006, the Company issued and sold 10,700,008 shares of its common stock and 5,350,004 warrants to purchase its common stock (the “Equity Warrants”), in a private offering (the “Offering”) for $3,210,000 in cash, cancellation of indebtedness and in lieu of compensation owed to certain employees, officers and directors of the Company. The per share purchase price of the common stock was $0.30. The Equity Warrants have a per share exercise price of $0.40, are exercisable immediately and expire November 29, 2011. The Company must use best efforts to file a Registration Statement to register the common stock issued, together with those issuable upon exercise of the Equity Warrants, not later than 60 days from the termination of the Offering, and must use its best efforts to have the Registration Statement declared effective not later than 120 days from the termination of the Offering. The Offering will terminate at the earlier of January 31, 2007, or when the Company raises gross proceeds of $4,500,000 under the Offering. The Equity Warrants have a cashless exercise provision, but only if the Registration Statement is not then effective.

The $3,210,000 investment consisted of $400,000 from the cancellation of indebtedness owed by the Company, approximately $50,000 in lieu of compensation owed to certain employees, officers and directors of the Company, and approximately $2,760,000 in new cash.

Both of the Offering and the sale of the Notes were conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder. No placement agent or underwriter is entitled to compensation in connection with either the Offering or the sale of the Notes and there is no commission, finder’s fee or other compensation due or owing to any party as a result of the transactions described herein.

Item 9.01.	Exhibits

Description of Document
4.1	Form of Note

4.2	Form of Debt Warrant

4.3	Form of Equity Warrant

10.1	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION (Registrant)

By:	/s/ Steven Strasser
Steven Strasser, CEO

Date: December 5, 2006